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                                                                     EXHIBIT 5.1

                           Willkie Farr & Gallagher
                              One Citicorp Center
                             153 East 53rd Street
                              New York, NY 10022


July 17, 1996



NEXTLINK Communications, L.L.C.
NEXTLINK Capital, Inc.
155 108th Avenue, N.E.
8th Floor
Bellevue, Washington 98004

Re:  Registration Statement on Form S-4
     (File No. 333-4603)
     ----------------------------------

Gentlemen:

We have acted as counsel to NEXTLINK Communications, L.L.C., a Washington limited liability company (the "Company") and NEXTLINK Capital, Inc., a Washington corporation and a wholly owned subsidiary of the Company ("Capital" and, together with the Company, the "Issuers"), in connection with the registration statement on Form S-4, No. 333-4603, filed with the Securities and Exchange Commission on May 28, 1996 (the "Registration Statement") relating to the offer to exchange up to $350,000,000 aggregate principal amount of 12-1/2% Senior Notes Due April 15, 2006 (the "Exchange Notes") for up to $350,000,000 aggregate principal amount of the Issuers' $350,000,000 aggregate principal amount of the Issuers' outstanding 12-1/2% Senior Notes Due April 15, 2006 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Senior Notes"). The Senior Notes were issued under, and the Exchange Notes are to be issued under, an Indenture, dated as of April 25, 1996 (the "Indenture"), among the Issuers and United States Trust Company of New York, as trustee (the "Trustee"). The exchange will be made pursuant to an exchange offer (the "Exchange Offer") contemplated by the Registration Statement. Capitalized terms used herein that are not otherwise defined have the meanings ascribed thereto as set forth in the Registration Statement.

We have examined copies of the Registration Statement, the offering circular of the Senior Notes dated April 18, 1996 and such other documents, papers, statutes and authorities


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NEXTLINK Communications, L.L.C.
NEXTLINK Capital, Inc.
July 17, 1996
Page 2


as we have deemed necessary to form a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

Based upon the foregoing, we are of the opinion that:

1. The Issuers are duly formed and validly existing under the laws of the State of Washington.

2. The execution and delivery of the Indenture have been duly authorized by the Issuers, and the Indenture constitutes a legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3. The Exchange Notes have been duly authorized and, when duly executed by the proper officers of the Issuers, duly authenticated by the Trustee and issued by the Issuers in accordance with the terms of the Indenture and the Exchange Offer, will constitute legal, valid and binding obligations of the Issuers, will be entitled to the benefits of the Indenture and will be enforceable against the Issuers in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

We are not admitted to practice in the State of Washington and, to the extent that our opinions expressed herein contain conclusions as to matters of Washington law, we have relied upon the opinion of even date herewith delivered to you by Davis Wright Tremaine, counsel to the Issuers, a copy of which opinion is attached hereto. Our opinion is limited to the laws of the State of New York and the federal laws of the United States of the type typically applicable to transactions contemplated by the Exchange



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NEXTLINK Communications, L.L.C.
NEXTLINK Capital, Inc.
July 17, 1996
Page 3



Offer, and we do not express any opinion with respect to the laws of any other country, state or jurisdiction.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the Exchange Notes for the Company and to the reference to our name under the caption "Legal Matters" in such Prospectus. We further consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ WILLKIE FARR & GALLAGHER